Exhibit 21.1

                              List of Subsidiaries


                                                           Jurisdiction of
Name                                                       Incorporation
-------                                                    ------------------

Cypress Semiconductor (Minnesota) Inc. (CMI) ..........       Delaware
Cypress Semiconductor (Texas) Inc. (CTI) ..............       Delaware
Cypress Semiconductor Round Rock, Inc. ................       Delaware
Cypress Export, Inc. ..................................       Barbados
Cypress Investment Corporation ........................       Delaware
Cypress Semiconductor International, Inc. .............       Delaware
Cypress Semiconductor SARL ............................       France
Cypress Semiconductor GmbH ............................       Germany
Cypress Semiconductor India Private Limited ...........       India
Cypress Semiconductor Italia S.r.l. ...................       Italy
Cypress Semiconductor K.K. ............................       Japan
Cypress Semiconductor AB ..............................       Scandinavia
Cypress Semiconductor Limited .........................       UK
Cypress Semiconductor Singapore Pte. Ltd ..............       Singapore
Cypress Semiconductor Canada ..........................       Canada
Cypress Semiconductor Korea ...........................       Korea
Cypress Semiconductor Philippines Inc. (CSPI) .........       Philippines
Cyland Corporation ....................................       Philippines
Cypress Semiconductor (Thailand) Co., Ltd. ............       Thailand
Cypress Semiconductor World Trade Corporation .........       Cayman Islands
IC WORKS, Inc .........................................       California
Anchor Chips, Inc .....................................       Delaware
Cypress Microsystems, Inc. ............................       Delaware